EXHIBIT 10.5


                            INDEMNIFICATION AGREEMENT



         THIS INDEMNIFICATION AGREEMENT (this "AGREEMENT") is made effective as of this ____ day of March, 2007 by and among Strativation, Inc., a Delaware corporation ("STRV"), CNS Response, Inc., a California corporation ("CNSR" and collectively, with STRV, the "COMPANY PARTIES") and the undersigned individuals (each an "INDEMNITOR" and together the "INDEMNITORS"). Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement (defined below).

                                    RECITALS

         WHEREAS, STRV, CNS Merger Corporation, a California corporation and wholly-owned subsidiary of STRV ("MERGERCO"), and CNSR are parties to that certain Agreement and Plan of Merger dated as of January 16, 2007 (the "MERGER AGREEMENT");

         WHEREAS, pursuant to the Merger Agreement, CNSR will merge with and into MergerCo, with CNSR being the surviving corporation and a wholly-owned subsidiary of STRV ("MERGER"); and

         WHEREAS, as a condition to closing the transactions contemplated by the Merger Agreement, the Indemnitors desire to jointly and severally indemnify the Company Parties from any and all third party claims or actions brought against any of the Company Parties relating to (i) the issuance of securities by STRV from July 18, 2006, through the date immediately prior to the Closing of the Merger or (ii) the receipt by Richardson & Patel, LLP, of payment pursuant to that certain Financial Advisory Services Agreement between STRV and Richardson & Patel, LLP dated March __, 2007 (the "SERVICES AGREEMENT").

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors, STRV and CNSR, intending to be legally bound, hereby agree as follows:

         1. CERTAIN DEFINITIONS. When used herein, the following terms shall have the following meanings:

                  "ACTION" means any action, appeal, petition, plea, charge, complaint, claim, suit, derivative suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

                  "AFFILIATE" or "AFFILIATES" with respect to any specified person, means a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such specified person. For this definition, "control" (and its derivatives) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through



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ownership of voting  equity  interests,  as trustee or executor,  by contract or credit arrangements or otherwise.

                  "DAMAGES" means all damages,  losses (including any diminution in value and the loss of any available tax deduction), liabilities, payments, amounts paid in settlement, obligations, fines, penalties, expenses, costs associated with obtaining injunctive relief, and other costs, including reasonable fees and expenses of attorneys, accountants and other professional advisors, and of expert witnesses and other out-of-pocket costs of investigation, preparation, and litigation in connection with any Action or threatened Action.

                  "INDEMNIFIED PARTIES" means collectively STRV, CNSR and their respective officers, directors, managers, employees, agents, representatives, and each of STRV's Affiliates and CNSR's Affiliates.

         2. INDEMNIFICATION. Indemnitors agree, jointly and severally, to indemnify and hold harmless the Indemnified Parties and each of them harmless against, and pay any and all Damages directly or indirectly resulting from, relating to, arising out of, or attributable to, any Action by a shareholder of the Company existing from July 18, 2006 through the time immediately prior to the closing of the Merger, against an Indemnified Party ("THIRD PARTY CLAIM") relating to (i) the issuance of securities by STRV from July 18, 2006 through the time immediately prior to the Closing of the Merger; and/or (ii) the receipt by Richardson & Patel, LLP of payments pursuant to the Service Agreement.

         3. INDEMNITOR REPRESENTATIVE. The Indemnitors hereby appoint Kevin Leung as their authorized representative (the "INDEMNITOR REPRESENTATIVE"). The Indemnitors may designate a replacement Indemnitor Representative at any time by action of a majority of the Indemnitors which designation shall be made in writing to the Company Parties. The Indemnitor Representative, with full and unqualified power to delegate to one or more persons the authority granted to him hereunder, shall have the authority (a) to receive and to accept on behalf of each Indemnitor any notice from any Indemnified Party given in accordance with the terms of Section 4 hereof (and any notice given to the Indemnitor Representative shall be deemed to have been given to each Indemnitor);(b) to give on behalf of each Indemnitor any notice, representation, demand, or other communication that it may be necessary, desirable, or otherwise appropriate to give to secure and to preserve for each Indemnitor the benefit of any policy or policies of insurance, surety, indemnification, or other reimbursement for any amount for which the Indemnitor may be liable directly or indirectly under this Agreement ("INDEMNIFICATION INSURANCE"); and (c) to cooperate with any and all Indemnified Parties to investigate, negotiate, settle, and compromise any claim of any Indemnified Party asserted under this Agreement, and to execute on behalf of any Indemnitor any agreement, instrument, or other document that, in the sole discretion of the Indemnitor Representative, is necessary, desirable, or otherwise appropriate to effect any such settlement or compromise; provided, however, that the Indemnitor Representative shall have no liability or obligation to any Indemnified Party otherwise than and to the extent of his individual liability as an Indemnitor.


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         4.       INDEMNIFICATION PROCEDURES.

                  4.1. NOTICE OF THIRD-PARTY CLAIM. If entitled to indemnification hereunder, an Indemnified Party shall, with respect to claims asserted against any such Indemnified Party, give written notice to Indemnitor Representative of any liability which might give rise to a claim for indemnity against the Indemnitors hereunder within thirty (30) days of the receipt of any written claim or notice from any such third party, but no later than twenty (20) days prior to the date any answer, responsive pleading or other response may be due with respect thereto, and with respect to any other matter for which any Indemnified Party may seek indemnification hereunder, the Indemnified Party shall give prompt written notice to the Indemnitor Representative of any liability which might give rise to a claim for indemnity; provided, however that any failure to give such notice will not release the Indemnitors from their obligations hereunder except to the extent that the rights of the Indemnifying Party are materially prejudiced thereby.

                  4.2.     DEFENSE. The Indemnitor Representative,  upon receipt
of such notice, shall be entitled to participate in or, at the Indemnitor Representative's option, assume, the defense, appeal or settlement of such Third-Party Claim with respect to which such indemnity has been invoked with counsel of the Indemnitor Representatives own choosing (who shall be reasonably satisfactory to the Indemnified Party); provided, however, that if the Indemnitor Representative assumes the defense, appeal or settlement of such Third-Party Claim, the Indemnified Party shall nevertheless be entitled to participate in (but not direct) the defense thereof with counsel of its own choice at its own expense. Any Indemnified Party is hereby authorized prior to the date on which it receives written notice from the Indemnitor Representative that he intends to assume the defense, appeal or settlement of such Third-Party Claim, to file any motion, answer or other pleading and take such other action which such Indemnified Party shall reasonably deem necessary to protect its interest until the date on which the Indemnified Party receives such notice from the Indemnitor Representative.

                  4.3. SETTLEMENT. No claim or demand may be settled by the Indemnified Party without the consent of the Indemnitor Representative, which consent shall not be unreasonably delayed or withheld. Unless the claim or demand seeks only dollar damages (all of which are to be paid by the Indemnitors) and includes a full release of the Indemnified Parties, no such claim or demand may be settled by the Indemnitor Representative without the consent of the Indemnified Party, which consent shall not be unreasonably delayed or withheld.

                  4.4. COOPERATION. The parties agree to cooperate in defending such Third-Party Claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnitor Representative may reasonably request with respect to any matter for which indemnification is sought hereunder, and the parties hereto agree to cooperate with each other in order to insure the proper and adequate defense thereof.

                  4.5. PAYMENT. With regard to Third-Party Claims for which indemnification is payable hereunder, indemnification shall be paid by the Indemnitors within five (5) business days following the earlier to occur of: (i) entry of a final non-appealable judgment by a court of competent jurisdiction or arbitration panel against an Indemnified Party which has not been stayed pending appeal; or (ii) a settlement of the claim, in accordance with the terms of such settlement.


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         5.       LIMITATIONS ON INDEMNIFICATION LIABILITY.

                  5.1. CEILING. The Indemnitors' aggregate liability for Damages under this Agreement will not exceed an amount equal to $1,510,589.

                  5.2. BASKET/THRESHOLD. The Indemnitors will have no liability for money Damages under this Agreement unless and until the aggregate Damages claimed under SECTION 2 exceeds $25,000 (the "INDEMNIFIED PARTIES THRESHOLD Amount"); provided, however, if the aggregate Damages claimed under
SECTION 2 exceeds the Indemnified Parties Threshold Amount, the Indemnitors' liability will relate back to and include the first dollar of aggregate Damages so claimed.

         6.       PAYMENT OF DAMAGES

              Subject to the limitations of SECTION 5, the first $475,000 of Damages payable by Indemnitors to the Indemnified Parties in accordance with this Agreement shall be paid in cash. The balance of any such Damages (the "EXCESS DAMAGES"), shall be satisfied by surrendering for redemption that quantity of shares of STRV common stock (the "STRV COMMON SHARES"), equal in value to such Excess Damages. For purposes of this SECTION 6, the per share value of STRV Common Shares will be $1.35. If this SECTION 6 requires the redemption of STRV Common Shares, STRV shall provide notice to STRV's transfer agent with respect to the STRV Common Shares to be redeemed hereby and provide a copy of such notice to the Indemnitor Representative. Each Indemnitor hereby authorizes such transfer agent to transfer title to such STRV Common Shares on STRV's stock ledger and holds such transfer agent harmless from and indemnifies such transfer agent against any liabilities of the transfer agent arising as a result of such transfer.

         7. THIRD PARTY BENEFICIARIES. Indemnitors agrees that each Indemnified Party is a third party beneficiary with respect to each provision of this Agreement applicable to such Indemnified Party and may enforce each of these provisions as if such Indemnified Party was a party to this Agreement.

         8. TERM. This Agreement shall have a term of twenty-four (24) months after the date hereof, and upon expiration of this Agreement, the obligations of the parties hereunder shall terminate with respect to any claims asserted against an Indemnified Party with respect to which the Indemnitor has not been provided notice pursuant to SECTION 4.1 hereof.

         9.       MISCELLANEOUS.

                  9.1. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

                  9.2. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement and the obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice of law principles that may require the application of any other laws. Each party hereby consents to the non-exclusive jurisdiction of any governmental body, arbitrator, or mediator in which an Action is brought


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against any Indemnified Party for purposes of any Indemnification  Claim that an
Indemnified Party may have under this Agreement with respect to such Action or the matters alleged therein.

                  9.3. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.4. AMENDMENTS AND WAIVERS. No amendment, modification, waiver, replacement, termination, or cancellation of any provision of this Agreement shall be valid, unless the same shall be in writing and signed by all of the parties to this Agreement.

                  9.5.     SEVERABILITY. If this Agreement or any portion hereof
shall be invalidated on any ground by any court of competent jurisdiction, then the Indemnitors shall nevertheless jointly and severally, indemnify the Indemnified Parties to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

                  9.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Indemnitors and its successors and assigns, and shall inure to the benefit of the Indemnified Parties and their respective estate, heirs, legal representatives and assigns.

                  9.7. ATTORNEYS' FEES. In the event that any Action is instituted by an Indemnified Party under this Agreement to enforce or interpret any of the terms hereof, the Indemnified Party shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by the Indemnified Party with respect to such Action.

                  9.8. NOTICE. All notices, requests, demands, claims, and other communications hereunder shall be in writing, addressed to the intended recipient as set forth below, and shall be deemed to have been duly given when actually received or refused by the intended recipient:

                     If to Indemnitors:

                     Richardson & Patel, LLP
                     10900 Wilshire Blvd., Suite 500
                     Los Angeles, CA 90024
                     Attn: Kevin Leung, Indemnitor Representative
                     Fax:  (310) 208-1154



                     If to any Indemnified Party:

                           CNS Response, Inc.
                           2755 Bristol Street
                           Costa Mesa, CA 92626
                           Attention: Leonard Brandt, CEO
                           Fax: (949) 248-5449

                           with a copy to (which shall not constitute notice):


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                           Stubbs Alderton & Markiles, LLP
                           15260 Ventura Blvd., 20th Floor
                           Sherman Oaks, CA 91403
                           Attn: Scott Alderton, Esq.
                           Fax:  (818) 474-8601


Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any means (including personal delivery, expedited courier, messenger service, registered or certified mail, return receipt requested and postage prepaid). Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.



                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date first above written.

                                    CNS RESPONSE, INC.


                                    By:
                                        ----------------------------------------
                                             Name:    Leonard J. Brandt
                                             Title:   Chief Executive Officer


                                    STRATIVATION, INC.


                                    By:
                                        ----------------------------------------
                                             Name:    Silas Phillips
                                             Title:   Chief Executive Officer



                      [INDEMNITORS SIGNATURE PAGE FOLLOWS]


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                                     INDEMNITOR:


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                                     Name


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                                     Signature


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                                     Date


                                     Address: --------------------------------
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                          [INDEMNITORS' SIGNATURE PAGE
                          TO INDEMNIFICATION AGREEMENT]


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